Exhibit 107
CALCULATION OF FILING FEE TABLES
FORM S-3
(Form Type)
MERIDIANLINK, INC.
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	Equity	Common Stock, par value $0.001 per share (6)	Rule 457(o)	(2)	(3)	(4)	—	—
	Equity	Preferred Stock, par value $0.001 per share (7)	Rule 457(o)	(2)	(3)	(4)	—	—
	Debt	Debt Securities (8)	Rule 457(o)	(2)	(3)	(4)	—	—
	Other	Warrants (9)	Rule 457(o)	(2)	(3)	(4)	—	—
	Other	Units (10)	Rule 457(o)	(2)	(3)	(4)	—	—
	Unallocated (Universal) Shelf	(2)	Rule 457(o)	$500,000,000.00	—	$500,000,000.00	0.0001476	$73,800.00
	Equity (1)	Common Stock, par value $0.001 per share	Rule 457(c)	57,252,193	$24.78 (5)	$1,418,709,342.54	0.0001476	$209,401.50
Fees Previously Paid	—	—	—	—		—
Carry Forward Securities
Carry Forward Securities	—	—	—	—		—	—	—
	Total Offering Amounts					$1,918,709,342.54		$283,201.50
	Total Fees Previously Paid							—
	Total Fee Offsets							—
	Net Fee Due							$283,201.50

(1)Represents securities that may be offered and sold from time to time in one or more offerings by selling stockholders identified in the registration statement.
(2)The amount to be registered consists of up to $500,000,000 of an indeterminate amount of common stock, preferred stock, debt securities, warrants and/or units. There is also being registered hereunder such currently indeterminate number of (i) shares of common stock or other securities of the registrant as may be issued upon conversion of, or in exchange for, convertible or exchangeable debt securities and/or preferred stock registered hereby, or (ii) shares of common stock, preferred stock, debt securities or units as may be issued upon exercise of warrants registered hereby, as the case may be, including under any applicable antidilution provisions. Any securities registered hereunder may be sold separately or together with other securities registered hereunder. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or pursuant to anti-dilution provisions of any of the securities. Separate consideration may or may not be received for securities that are issuable upon conversion, exercise or exchange of other securities.
(3)The proposed maximum offering price per security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to Instruction 2.A(iii)(b) of Item 16(b) of Form S-3 under the Securities Act.
(4)Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act. Separate consideration may or may not be received for securities that are issuable upon conversion, exercise or exchange of other securities, and is included in the maximum aggregate offering amount.
(5)Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act, based on the average of the high and low prices of shares of the Registrant’s Common Stock, as reported on The New York Stock Exchange on December 21, 2023.
(6)Including such indeterminate amount of common stock as may be issued from time to time at indeterminate prices or upon conversion of debt securities and/or preferred stock registered hereby, or upon exercise of warrants registered hereby, as the case may be.
(7)Including such indeterminate amount of preferred stock as may be issued from time to time at indeterminate prices or upon conversion of debt securities and/or preferred stock registered hereby, or upon exercise of warrants registered hereby, as the case may be.
(8)Including such indeterminate principal amount of debt securities as may be issued from time to time at indeterminate prices or upon exercise of warrants registered hereby, as the case may be.
(9)Warrants may be sold separately or together with any of the securities registered hereby and may be exercisable for shares of common stock, preferred stock, debt securities, or units registered hereby. Because the warrants will provide a right only to purchase such securities offered hereunder, no additional registration fee is required.
(10)Each unit will be issued under a unit agreement and will represent an interest in two or more securities, which may or may not be separable from one another.